Exhibit 99.1

303 International Circle P: 410.427.1700 Suite 200 Hunt Valley, MD 21030

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES ITS PLANNED LEADERSHIP TRANSITION

Taylor Pickett, CEO, to retire October 1st; stepping down from Board of Directors

Matthew Gourmand, President, promoted to CEO; to join Board

Bob Stephenson, CFO, to retire August 1st

Neal Ballew, CAO, promoted to CFO

HUNT VALLEY, MARYLAND – May 21, 2026 – Omega Healthcare Investors, Inc. (NYSE: OHI) (the “Company” or “Omega”) today announced that Matthew Gourmand, President of Omega, will become the Company’s Chief Executive Officer in conjunction with the planned retirement of Taylor Pickett effective October 1, 2026. Mr. Pickett will step down from the Board of Directors upon his retirement, and the Board of Directors intends to appoint Mr. Gourmand to the Board, effective on that date.

Omega also announced the planned retirement of Bob Stephenson as the Company’s Chief Financial Officer effective August 1, 2026, with Neal Ballew, currently Omega’s Chief Accounting Officer of six years, succeeding Mr. Stephenson in that role.

Craig Callen, Chair of the Board of Directors, stated, “I am excited to announce the next generation leadership of Omega, with Matthew and Neal stepping up into the CEO and CFO roles as the culmination of a carefully managed, multi-year succession plan. The Board has been developing this plan over an extended period and believes it will lead to Omega’s continued success.”

Mr. Callen continued regarding Mr. Gourmand, “We have had the opportunity to see Matthew evolve in various roles and, with his deep investing experience and a leadership style rooted in collaboration and innovation, he is well-prepared to lead the Company in its next phase of growth.”

Mr. Pickett stated, “Having worked with Matthew for the past eight years, I believe he is the right person to take the Company forward. With a highly experienced and driven team to support him, I am confident that Omega is well-positioned to continue to increase shareholder value.”

Mr. Pickett’s retirement marks the end of a remarkable 25 years as Omega’s CEO, during which Omega has achieved a total shareholder return of over 10,000%, the highest return of all publicly traded REITs over that period. Its portfolio of predominantly senior care assets grew from 258 to 1,124 as of the past quarter, and its market capitalization increased from approximately $60 million to over $15 billion today.

Mr. Callen commented, “Throughout Taylor’s 25 years as CEO of Omega, his strategic vision and strong leadership have created an industry-leading company well-positioned to capture current and future demographic trends. Taylor created a strong culture based on achievement, prudent capital allocation and development of future executives. That team now stands ready to build upon this success.”

Mr. Stephenson also has had a remarkable career at Omega, overseeing significant growth in the capital base and the establishment of investment grade credit ratings, reflecting strong balance sheet management.

Mr. Pickett stated, “During Bob’s 25-year tenure as CFO, his financial management has been exceptional. He inherited a deeply challenged balance sheet, which he has methodically and judiciously strengthened over the years. He leaves Omega as an investment-grade credit, with a well-laddered maturity schedule, and leverage near all-time lows, with Neal very well-trained and ready to step up. I would like to thank Bob for being such a great partner to me in the leadership of Omega.”

Mr. Callen continued, “We thank both Taylor and Bob for their unwavering service to shareholders and wish each of them a long and well-deserved retirement.”

Mr. Pickett said, “It has been an honor and a privilege to lead Omega since 2001. I am proud of our team’s many accomplishments, and I am grateful to my colleagues, our Board of Directors, our operating partners, and all those who have contributed to Omega’s success during my tenure.”

Mr. Stephenson commented, “It has been the highlight of my professional life to be part of the Omega leadership team and oversee the financial evolution and growth of the Company from its early day struggles to its present position as a large scale, financially sound industry leader.”

Mr. Stephenson continued, “I have worked very closely with Neal since he joined Omega. He is highly skilled, bright, and talented, and will provide great continuity. As we start a multi-decade tailwind from the aging of the baby boomers, and with Matthew and Neal ready to step into their new roles, I feel as confident about the future of Omega as I feel proud of the past.”

Reflecting on his impending new role, Mr. Gourmand noted, “I am excited to serve as Omega’s next CEO and lead this exceptional team in its next chapter. I am grateful for the trust that the Board has placed in me, and I will work tirelessly to repay that trust. I want to thank Taylor and Bob for growing and shaping Omega into what it is today, as well as all their mentorship and counsel to prepare me for this next step. They will be deeply missed, but the culture of excellence and an unwavering focus on creating shareholder value will continue.”

Both Mr. Pickett and Mr. Stephenson have agreed to remain in consulting roles after their retirements, being available to the Company as requested from time to time during their consulting periods.

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Omega is a real estate investment trust (“REIT”) that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the U.S., as well as in the U.K.

FOR FURTHER INFORMATION, CONTACT

Andrew Dorsey, VP, Corporate Strategy & Investor Relations

or

David Griffin, Sr. Director, Corporate Strategy & Investor Relations at (410) 427-1705

Forward-Looking Statements and Cautionary Language

This press release includes forward-looking statements within the meaning of the federal securities laws. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, facility transitions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega's expectations.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters, occupancy levels and quality of care, including the management of infectious diseases; (ii) our operators’ ability to manage industry challenges, including staffing shortages, which may impact certain regions more acutely, increased costs, and the sufficiency of governmental reimbursement rates to offset such costs and the conditions related thereto; (iii) additional regulatory and other changes in the healthcare sector, including changes to Medicaid and Medicare reimbursements, the potential impact of recent changes to state Medicaid funding levels as well as legislative and regulatory initiatives related to establishing minimum staffing requirements for skilled nursing facilities (“SNFs”) that may further exacerbate labor and occupancy challenges for Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies; (v) changes in tax laws and regulations affecting REITs, including as the result of any federal or state policy changes driven by the current focus on capital providers to the healthcare industry; (vi) Omega’s ability to re-lease, otherwise transition or sell underperforming assets or assets held for sale on a timely basis and on terms that allow Omega to realize the carrying value of these assets or to redeploy the proceeds therefrom on favorable terms, including due to the potential impact of changes in the SNF and assisted living facility (“ALF”) markets or local real estate conditions; (vii) the availability and cost of capital to Omega; (viii) changes in Omega’s credit ratings and the ratings of its debt securities; (ix) competition in the financing of healthcare facilities; (x) competition in the long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including SNFs and ALFs; (xi) changes in the financial position of Omega’s operators; (xii) the effect of economic, regulatory and market conditions generally, and particularly in the healthcare industry in the U.S. and in other jurisdictions where we conduct business, including the U.K.; (xiii) changes in interest rates and foreign currency exchange rates and the impact of inflation and changes in global tariffs and international trade disputes; (xiv) the timing, amount and yield of any additional investments; (xv) Omega’s ability to maintain its status as a REIT; (xvi) operational risks associated with our investments in healthcare operating companies, including senior housing properties managed through structures authorized by the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); (xvii) the use of, or inability to use, artificial intelligence by us, our operators, managers, vendors and investors; (xviii) the effect of other factors affecting our business or the businesses of Omega’s operators that are beyond Omega’s or operators’ control, including natural disasters, public health crises or pandemics, cyber threats and governmental action, particularly in the healthcare industry, and (xix) other factors identified in Omega’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

We caution you that the foregoing list of important factors may not contain all the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.